UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K/A

                              AMENDMENT NO. 1

                                   TO

                             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 6, 2004


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
              (State or other jurisdiction of incorporation)

    000-20175                                       01-0469607
   (Commission                                     (IRS Employer
   File Number)                                  Identification No.)


             1292 Hammond Street, Bangor, Maine           04401
        (Address of principal executive offices)       (Zip Code)

                             (207) 942-5273
                   Registrant's telephone number,
                         including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))








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Item 1.01   Entry into a Material Definitive Agreement


This Amendment No. 1 amends the Current Report on Form 8-K filed on October 12, 2004 by Nyer Medical Group, Inc. to add sections which were inadvertently omitted.

     On October 6, 2004, ADCO Surgical Supply, Inc. (ADCO)(a wholly-owned subsidiary of Nyer Medical Group, Inc. (Nyer Medical)) entered into a financing arrangement with KeyBank N.A. (the (Bank)) to provide ADCO with a Working Capital Line of Credit in the maximum principal amount of $300,000, which line of credit is secured by a second lien on the land (and improvements thereon) located at 1292 Hammond Street, Bangor, Maine. The line of credit is guaranteed by Nyer Medical pursuant to a commercial guaranty. The interest rate for the line of credit is the Wall Street Journal Prime Rate. Repayment of the line of credit is in monthly payments of interests only, with the principal being due at maturity, unless renewed. The maturity date is the last day of November, 2005 unless renewed by the Bank. In addition to the commercial guaranty noted above, which was executed by Nyer Medical in favor of the Bank, the other material documents executed in connection with this financing arrangement were (a) a promissory note by ADCO in favor of the Bank and (b) a mortgage executed by ADCO in favor of the Bank. Such agreements are to be attached as exhibits to the report on Form 10-K to be filed by Nyer Medical on or about the date of the filing of this report on Form 8-K/A.



































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                                 SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on this 13th day of October 2004.


                                        Nyer Medical Group, Inc.


                                        By:   /s/ Karen L. Wright
                                        Name:     Karen L. Wright
                                        Title:    President






















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